Exhibit 99.4

INTEROFFICE MEMORANDUM

May 6, 2014

To:	All Employees

From:	Patrick McDonald

Subject:	Forest Oil and Sabine Oil & Gas Enter Into Merger Agreement

As announced, Forest Oil Corporation (“Forest”) and Sabine Oil & Gas LLC (“Sabine”) have entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which Forest and Sabine will merge in a stock-for-stock transaction. The combined entity will be known as Sabine Oil & Gas Corporation and be headquartered in Houston. We anticipate that the merger will close in the fourth quarter of 2014.

The combined entity represents a highly complementary set of oil and natural gas assets that will be better capitalized to pursue future opportunities. The increased size and scope of operations will result in improved debt metrics and an enhanced cost structure. I believe that this transaction creates a tremendous opportunity for Forest shareholders.

Between now and closing we will be working with Sabine management to develop the new organization structure and make decisions regarding the staffing of the merged organization. We will aim to ensure that all Forest employees are considered for opportunities in the new organization and that they are provided formal notice of their employment status once final decisions are made. Additional information will be forthcoming as decisions are made with regard to the merged company’s structure, locations, staffing requirements, and compensation and benefits plans.

The merger transaction is considered to be a “Change of Control” for purposes of certain Forest employee benefit programs, and we will follow up shortly with additional information about the impact of the transaction on such programs.

An all-employee meeting is scheduled at the Denver Marriott Hotel, Denver Ballroom Salon 4, today (5/6) at 10:00 a.m. MST to discuss the merger and answer questions you may have. Houston and field locations will be tied into the meeting through teleconference. A separate meeting announcement is forthcoming.

On Wednesday, May 7 at 2:00 p.m. MST there will be an additional all-employee meeting at the Denver Marriott Hotel with teleconference connection to Houston and field locations. David Sambrooks, President & Chief Executive Officer and Yamoria Miller, Vice President Human Resources of Sabine Oil & Gas LLC will be there to meet you and discuss additional aspect of the merger. Additional details of the meeting are forthcoming.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transactions, New Forest Oil Inc. (which will be renamed Sabine Oil & Gas Corporation as of the closing of the proposed transaction) (“Holdco”) intends to file with the SEC a registration statement on Form S-4 that will include the proxy statement of Forest Oil Corporation that also constitutes a prospectus of Holdco. Each of Holdco and Forest Oil Corporation also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Holdco and Forest Oil Corporation with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Holdco or Forest Oil Corporation at Forest Oil Corporation’s Investor Relations department at www.forestoil.com or by email at IR@forestoil.com.

PARTICIPANTS IN THE SOLICITATION

Holdco, Forest Oil Corporation, Sabine Oil & Gas LLC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Forest Oil Corporation’s directors and executive officers is available in Forest Oil Corporation’s proxy statement dated March 26, 2014, for its 2014 annual meeting of shareholders. Information about Sabine Oil & Gas LLC’s directors and executive officers was filed by Sabine Oil & Gas LLC with the SEC on May 6, 2014 pursuant to Rule 14a-12 promulgated under the Securities Exchange Act of 1934. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Holdco or Forest Oil Corporation using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of Holdco, Forest Oil Corporation or Sabine Oil & Gas LLC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Holdco to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Holdco or Forest Oil Corporation from time to time, including Forest Oil Corporation’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. For additional information on the risks and uncertainties that could impact Sabine Oil & Gas LLC’s business and operations, please see the Annual Report posted to the investor relations section of its web site at www.sabineoil.com. The forward-looking statements including in this document are made only as of the date hereof. None of Holdco, Forest Oil Corporation nor Sabine Oil & Gas LLC undertakes any obligation to update the forward-looking statements included in this document to reflect subsequent events or circumstances.